Exhibit 10.1

EXECUTION VERSION

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”), dated as of March 31, 2025, is entered into by and among Venus Concept Inc. (the “Company”), Madryn Health Partners, LP (“Madryn”) and Madryn Health Partners (Cayman Master), LP (“Madryn Cayman,” and together with Madryn, the “Holders”). The Company and the Holders are referred to collectively as the “Parties.”

WHEREAS, the Company previously issued to the Holders:

•	that certain Secured Subordinated Convertible Note in favor of Madryn, dated October 4, 2023, in the original principal amount of $8,432,946.88 (the “Existing Madryn Note”); and

•
that certain Secured Subordinated Convertible Note in favor of Madryn Cayman, dated October 4, 2023, in the original principal amount of $14,358,801.44 (the “Existing Madryn Cayman Note,” and together with the Existing Madryn Note, the “Existing Notes”);

WHEREAS, the Company has authorized a series of convertible preferred stock, par value $0.0001 per share, designated as “Series Y Convertible Preferred Stock” (the “Series Y Preferred”), the terms of which a re set forth in a Certificate of Designations filed with the Secretary of State of the State of Delaware on May 24, 2024, as amended by that certain Certificate of Amendment to Certificate of Designations filed with the Secretary of State of the State of Delaware on September 26, 2024, as further amended by that certain Certificate of Amendment to Certificate of Designations filed with the Secretary of State of the State of Dela ware or prior to the date hereof, in the form of Exhibit A attached hereto (such Certificate of Amendment, the “COD Amendment,” and such Certificate of Designations as amended by the COD Amendment, the “Certificate of Designations”);

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Parties wish to exchange (collectively, the “Exchange”):

•
the Existing Madryn Note for (a) a new secured subordinated convertible note to be issued by the Company to Madryn, in the original principal amount of $6,295,851.11, in the form of Exhibit B- 1 attached hereto (the “New Madryn Note”), and (b) 140,345 shares of Series Y Preferred to be issued by the Company to Madryn (the “Madryn Shares”); and

•
the Existing Madryn Cayman Note for (a) a new secured subordinated convertible note to be issued by the Company to Madryn Cayman, in the original principal amount of $10,719,957.22, in the form of Exhibit B-2 attached hereto (the “New Madryn Cayman Note,” and together with the New Madryn Note, the “New Notes”), and (b) 238,966 shares of Series Y Preferred to be issued by the Company to Madryn Cayman (the “Madryn Cayman Shares,” and together with the Madryn Shares, the “Shares”); and

WHEREAS, the Exchange is being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

1.1. Definitions. In addition to the terms defined elsewhere in this Agreement, (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Certificate of Designations (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning given to such term in Section 4.7.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning given to such term in the Preamble.

“Anti-Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism, sanctions or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Canadian AML Acts” means applicable Canadian law regarding anti-money laundering, anti-terrorist financing, government sanction and “know your client” matters, including the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Capped Shares” means, as of any date, the shares of Common Stock which cannot be issued upon conversion of (a) the New Notes and (b) the Madryn Preferred Shares as of such date due to the Exchange Cap.

“Certificate of Designations” shall have the meaning given to such term in the Recitals.

“Closing” shall have the meaning given to such term in Section 2.1(a).

“Closing Date” shall have the meaning given to such term in Section 2.1(b).

“COD Amendment” shall have the meaning given to such term in the Recitals.

“Code” shall have the meaning given to such term in Section 2.3(b)(v).

“Collateral” means all property (whether real or personal and whether tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including Collateral as defined in the Guaranty and Security Agreement.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning given to such term in the Preamble.

“Company Counsel” means Dorsey & Whitney LLP, with offices located at TD Bank Tower, 66 Wellington Street West, Suite 3400 Toronto, ON M5K 1E6, or such other outside legal counsel reasonably acceptable to the Holders.

“Company Legal Opinion” means a legal opinion of Company Counsel, dated as of the Closing Date, in a form acceptable to the Holders.

“Covered Person” shall have the meaning given to such term in Section 3.1(v).

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction.

“Disqualification Event” shall have the meaning given to such term in Section 3.1(v).

“Effective Date” means, with respect to any Underlying Shares, the earliest of the date that (a) the initial Registration Statement covering such Underlying Shares has been declared effective by the Commission, (b) a l of such Underlying Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions, (c) falls on the one year anniversary of the Closing Date, provided that a holder of Underlying Shares is not an Affiliate of the Company, or (d) all of such Underlying Shares may be sold pursuant to an exemption from registration under Section 4(1) of the Securities Act without volume or manner-of-sale restrictions and Company Counsel has delivered to such holders a standing written unqualified opinion that resales may then be made by such holders of such Underlying Shares pursuant to such exemption, which opinion shall be in form and substance reasonably acceptable to such holders.

“Exchange” shall have the meaning given to such term in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act Reports” shall have the meaning given to such term in Section 3.1(p).

“Exchange Cap” means any limitation on the convertibility of the New Notes or the Madryn Preferred Shares pursuant to the rules and regulations of the Nasdaq Capital Market, as set forth in the Certificate of Designations.

“Existing Madryn Cayman Note” shall have the meaning given to such term in the Recitals.

“Existing Madryn Note” shall have the meaning given to such term in the Recitals.

“Existing Notes” shall have the meaning given to such term in the Recitals.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the Food and Drug Administration.

“Financial Statements” shall have the meaning given to such term in Section 3.1(g).

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self -regulatory organization.

“Guaranty and Security Agreement” means that certain Guaranty and Security Agreement, dated as of the December 8, 2020, by and among the Company, the other Obligors from time to time party thereto, and Madryn Health Partners, LP, as Collateral Agent, as amended from time to time.

“Guarantors” means collectively, Venus USA, Venus Canada and Venus Israel.

“HMT” has the meaning set forth in the definition of “Sanctions.”

“Holder Party” shall have the meaning given to such term in Section 4.9.

“Holders” shall have the meaning given to such term in the Preamble.

“Intellectual Property” means any and all U.S. or foreign patents, patent applications, copyrights and copyright registrations and applications, inventions, invention disclosures, protected formulae, formulations or processes, trade secrets and other similar intellectual property rights.

“Israeli Penal Law” means the Israeli Penal Law, 5737-1977.

“Israeli PMLL” means the Israeli Prohibition on Money-Laundering Law, 5760-2000.

“Israeli Trading with the Enemy Ordinance” means the Israeli Trading with the Enemy Ordinance, 1939.

“Intended Tax Treatment” shall have the meaning given to such term in Section 4.16.

“Knowledge” means, in reference to the Company or its Subsidiaries, the actual knowledge, or the actual knowledge that would be obtained following reasonable investigation, of any of Rajiv De Silva, Domenic Della Penna, William McGrail, and Michael Mandarello.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other similar restriction.

“Madryn” shall have the meaning given to such term in the Preamble.

“Madryn Cayman” shall have the meaning given to such term in the Preamble.

“Madryn Cayman Shares” shall have the meaning given to such term in the Recitals.

“Madryn Series X Shares” means the shares of the Company’s Series X Convertible Preferred Stock, par value $0.0001 per share, held by the Holders.

“Madryn Series Y Shares” means the shares of Series Y Preferred held by the Holders (which includes, for the avoidance of doubt, (a) the Shares, (b) the 203,583 shares of Series Y Preferred issued to the Holders on September 26, 2024 and (c) the 576,986 shares of Series Y Preferred issued to the Holders on May 24, 2024).

“Madryn Shares” shall have the meaning given to such term in the Recitals.

“Madryn Preferred Shares” means the Madryn Series X Shares and the Madryn Series Y Shares.

“Material Adverse Effect” means a material adverse change in (a) the business, operations or condition (financial or otherwise) of the Company and its Subsidiaries, when taken as a whole, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents, (c) the rights or remedies of the Holders hereunder or thereunder or any other agreements or instruments to be entered into in connection herewith or therewith, or (d) the ability of the Company or its Subsidiaries to perform their obligations under any Transaction Document.

“Material Agreement” means any license, agreement or other contractual arrangement required to be disclosed (including amendments thereto) under regulations promulgated under the Securities Act or the Exchange Act, as may be amended; provided, however, that “Material Agreements” shall exclude all real estate leases and all employee or director compensation agreements, arrangements or plans, or any amendments thereto.

“New Madryn Cayman Note” shall have the meaning given to such term in the Recitals.

“New Madryn Note” shall have the meaning given to such term in the Recitals.

“New Notes” shall have the meaning given to such term in the Recitals.

“Note Underlying Shares” means the shares of Common Stock issuable pursuant to the terms of the New Notes, including upon conversion or otherwise.

“Notice of Conversion” shall have the meaning given to such term in Section 4.12.

“OFAC” means the U.S. Department of Treasury Office of Foreign Assets Control.

“Open Source Licenses” shall have the meaning given to such term in Section 3.1(i).

“Parties” shall have the meaning given to such term in the Preamble.

“Permitted Liens” means any Lien in favor of (a) Madryn, Madryn Cayman or any of their respective Affiliates or (b) EW Healthcare Partners, L.P., EW Healthcare Partners-A, L.P. or any of their respective Affiliates, in the case of clause (b) to the extent in existence as of the date hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Securities” means the Shares and the Underlying Shares.

“Preferred Shareholder Consents” means the requisite consents and waivers with respect the transactions contemplated by this Agreement by holders of the Company’s Senior Convertible Preferred Stock, par value $0.0001 per share, and Voting Convertible Preferred Stock, par value $0.0001 per share.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Rights Agreement” means the Second Amended and Restated Registration Rights Agreement, dated as of the Closing Date, among the Company and the Holders, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Holders of the Underlying Shares.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock issuable upon conversion in full of all Madryn Preferred Shares and the New Notes outstanding as of such date, ignoring any conversion limits set forth therein.

“Requirement of Law” means as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Sanction(s)” means any sanction administered or enforced by the United States government (including, without limitation, OFAC), the Canadian government, the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the State of Israel or its government or other relevant sanctions authority.

“Securities” means the New Notes, the Shares and the Underlying Shares.

“Securities Act” shall have the meaning given to such term in the Recitals.

“Security Documents” means, collectively, the Guaranty and Security Agreement and any other security agreement, collateral access agreement, landlord waiver, account control agreement, promissory note, intellectual property security agreement, Uniform Commercial Code financing statement, equity certificate or other agreement or instrument pursuant to or in connection with which the Company or any of the Guarantors grants or perfects a security interest in favor of the Holders or to the Collateral Agent for the benefit of Holders.

“Series Y Preferred” shall have the meaning given to such term in the Recitals.

“Shareholder Approval” shall have the meaning given to such term in Section 4.15.

“Shareholder Meeting” shall have the meaning given to such term in Section 4.15.

“Shareholder Resolutions” shall have the meaning given to such term in Section 4.15.

“Shares” shall have the meaning given to such term in the Recitals.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location or reservation of borrowable shares of Common Stock).

“Subsidiary” means any wholly owned subsidiary of the Company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in each case in the nature of taxes, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the COD Amendment, the Registration Rights Agreement and the New Notes.

“Transfer Agent” means Computershare Inc., the current transfer agent of the Company, with a mailing address of 250 Royall Street, Canton, Massachusetts 02021, and any successor transfer agent of the Company.

“Treasury Regulations” means the regulations promulgated under the Code by the Internal Revenue Service and United States Department of Treasury.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Shares.

“Venus Canada” means Venus Concept Canada Corp., a wholly-owned Canadian subsidiary of the Company.

“Venus Israel” means Venus Concept Ltd., a wholly-owned Israeli subsidiary of the Company.

“Venus USA” means Venus Concept USA Inc., a wholly-owned Delaware subsidiary of the Company.

ARTICLE II.
PURCHASE AND SALE

2.1.	Closing.

(a)          Upon the terms and subject to the conditions set forth herein, and pursuant to Section 3(a)(9) of the Securities Act, the Parties shall consummate the Exchange (the “Closing”), pursuant to which:

(i)         Madryn shall convey, assign and transfer to the Company the Existing Madryn Note, in exchange for which the Company shall issue to Madryn the New Madryn Note and the Madryn Shares; and

(ii)          Madryn Cayman shall convey, assign and transfer to the Company the Existing Madryn Cayman Note, in exchange for which the Company shall issue to Madryn Cayman the New Madryn Cayman Note and the Madryn Cayman Shares.

(b)          The Closing shall occur remotely on the date hereof (the “Closing Date”) immediately following satisfaction of the conditions set forth in Section 2.4. Upon the delivery of the New Notes and the Shares to the Holders, the Holders shall relinquish all rights, title and interest in the Existing Notes, including any claims the Holders may have against the Company related thereto, and the Existing Notes shall be deemed cancelled.

2.2.       Calculation of Consideration. For greater clarity, the Parties have calculated (a) the price per share of the Shares to be equal to the product of (i) the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five Trading Days immediately preceding the date hereof, multiplied by (ii) 9.0909 (the “Per Share Price”), and (b) the aggregate number of Shares to be equal to the quotient of (i) the difference between the aggregate balance of the Existing Notes as of the date hereof less the aggregate original principal amount of the New Notes, divided by (ii) the Price Per Share.

2.3.	Closing Deliveries.

(a)          Company Deliveries. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Holder the following:

(i)          this Agreement, duly executed by the Company;

(i)          for each Holder, evidence of a book entry transfer evidencing such Holder’s Shares, registered in the name of such Holder;

(ii)         for each Holder, such Holder’s New Note, duly executed by the Company;

(ii)          evidence of the filing of the COD Amendment with the Secretary of State of the State of Delaware;

(iii)         the Registration Rights Agreement, duly executed by the Company; and

(iv)        the Company Legal Opinion, duly executed by Company Counsel.

(b)          Holder Deliveries. On or prior to the Closing Date, each Holder shall deliver or cause to be delivered to the Company the following:

(v)         this Agreement, duly executed by such Holder;

(i)           if issued in physical form, such Holder’s Existing Note, to be marked canceled by the Company, or an affidavit of lost note with respect to such Existing Note, as applicable, in a form acceptable to the Company;

(vi)         the Registration Rights Agreement, duly executed by such Holder;

(ii)        an “accredited investor” questionnaire, in a form acceptable to the Company in its reasonable discretion, duly executed by such Holder (or written confirmation that the questionnaire provided as of May 24, 2024 remains accurate);

(iii)         if such Holder is a “United States person” within the meaning of Section 7701(a)(30) of the United States Internal Revenue Code of 1986, as amended (the “Code”), a properly completed and executed IRS Form W-9 (or written confirmation that the IRS Form W-9 provided as of May 24, 2024 remains accurate); and

(iv)        if such Holder is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, all of the following that are applicable: (A) a properly completed and executed IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form claiming, to the extent applicable, a reduction or exemption from withholding of Taxes under an income Tax treaty to which the United States is a party; (B) a properly completed and executed IRS Form W-8ECI; (C) a certificate in form and substance satisfactory to the Company claiming entitlement to the portfolio interest exemption under Section 881(c) of the Code and certifying that such Holder is not a conduit entity participating in a conduit financing arrangement as defined in Treasury Regulations section 1.881-3, a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Sections 881(c)(3)(C) and 864(d)(4) of the Code, and (D) if the Holder is not the beneficial owner of amounts paid to it, a properly completed and executed IRS Form W-8IMY accompanied by a withholding statement and an IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-9 or a certificate described in clause (C) above from each beneficial owner of such amounts claiming entitlement to exemption from withholding or backup withholding of Taxes (or written confirmation that the foregoing items provided as of May 24, 2024 remain accurate).

2.4.	Closing Conditions.

(a)          Company Closing Conditions. The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of each Holder contained herein as of the Closing Date (unless a different date is specified herein, in which case such representations and warranties shall be accurate as of such specified date);

(ii)          the performance of all obligations, covenants and agreements of each Holder required to be performed as of or prior to the Closing Date; and

(iii)         the delivery by each Holder of the items required to be delivered by such Holder as set forth in Section 2.3(b) of this Agreement.

(b)          Holder Closing Conditions. The respective obligations of the Holders hereunder in connection with the Closing are subject to the following conditions being met:

(i)          the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company and its Subsidiaries, as applicable, contained herein as of the Closing Date (unless a different date is specified herein, in which case such representations and warranties shall be accurate as of such specified date);

(ii)         the performance of all obligations, covenants and agreements of the Company and its Subsidiaries required to be performed as of or prior to the Closing Date;

(iii)         the delivery by the Company of the items required to be delivered by the Company as set forth in Section 2.3(a) of this Agreement; and

(iv)        the receipt by the Company of any and all consents, waivers or authorizations of any Governmental Authority or other Person necessary for the issuance of the Shares, including the Preferred Shareholder Consents.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1.      Representations and Warranties of the Company. The Company, including on behalf of its Subsidiaries, as applicable, hereby represents and warrants to the Holders as of the Closing Date (unless a different date is specified herein, in which case such representations and warranties shall be made as of such specified date) as follows:

(a)          Due Organization, Authorization, Power and Authority.

(i)          The Company and each of its Subsidiaries is duly existing and in good standing in its jurisdictions of organization or formation and the Company and each of its Subsidiaries is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(ii)        The execution, delivery and performance by the Company and its Subsidiaries, as applicable, of the Transaction Documents to which it is a party do not and will not (A) conflict with the Company’s or any of its Subsidiaries’ organizational documents, including their respective certificate of incorporation and bylaws, (B) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (C) contravene, conflict or violate any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which the Company, or any of its property or assets may be bound or affected, (D) require any action by, filing, registration, notice to or qualification with, or Governmental Approval from, any Governmental Authority or any other Person (except for such Governmental Approvals which have already been obtained and are in full force and effect), or (E) constitute an event of default or material breach under any Material Agreement by which the Company, any of its Subsidiaries or any of their respective properties, is bound. Neither the Company nor any of its Subsidiaries is in default or material breach under any Material Agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Effect.

(iii)          Each of the Company and its Subsidiaries, as applicable, has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and, except for the Shareholder Approval, no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith.

(b)          Enforceability. The Transaction Documents have been duly executed by the Company and its Subsidiaries, as applicable, and, upon the consummation of the transactions contemplated by the Transaction Documents, shall constitute the legal, valid, and binding obligations of the Company and its Subsidiaries, as applicable, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, transfer, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)          Valid Issuance.

(i)          The New Notes and Shares (A) have been duly authorized by the Company and, upon their issuance pursuant to this Agreement in accordance with Section 2.1, will be validly issued, fully paid and non-assessable, (B) except as set forth in Schedule 3.1(c)(i)(B) hereto, are not subject to any preemptive, participation, rights of first refusal, antidilution or other similar rights, and (C) assuming the accuracy of each Holder’s representations and warranties hereunder, (I) will be issued exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) of the Securities Act and (II) will be issued in compliance with all applicable state and federal laws concerning the issuance of the New Notes and Shares.

(ii)         The Underlying Shares have been duly and validly authorized and reserved by the Company and, when issued upon conversion in accordance with this Agreement and the Certificate of Designations, will be validly issued, fully paid and non-assessable shares of Common Stock, and the issuance of such shares of Common Stock shall not be subject to any preemptive or similar rights.

(iii)        The Note Underlying Shares have been duly and validly authorized and reserved by the Company and, when issued upon conversion in accordance with this Agreement and the New Notes, will be validly issued, fully paid and non -assessable shares of Common Stock, and the issuance of such shares of Common Stock shall not be subject to any preemptive or similar rights.

(d)        Capitalization. The Company’s capitalization as disclosed in its filings with the Commission is true and complete, in all material respects, as of the date of such filings.

(e)        Material Adverse Effect. Since December 31, 2024, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(f)          Subsidiaries’ Equity Interests. Except for Venus Concept (HK) Limited, which is owned 49% by minority investors, all of the issued ownership interests of each of the Subsidiaries of the Company are duly authorized and validly issued, fully paid, nonassessable, and directly owned by the Company or its applicable Subsidiary and are free and clear of all Liens, other than Permitted Liens, and not subject to any preemptive rights, rights of first refusal, option, warrant, call, subscription, and similar rights, other than as required by law.

(g)        Financial Statements. The financial statements of the Company included in the Company’s filings with the Commission following December 31, 2024 (the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, subject, in the case of the interim Financial Statements, to normal and recurring year-end adjustments (the effect of which will not be materially adverse) and the absence of notes (that, if presented, would not differ materially from those presented in the audited Financial Statements). The Financial Statements are based on the books and records of the Company, and fairly present in all material respects the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

(h)         Operations in the Ordinary Course. Except as set forth in or contemplated by the Company’s filings with the Commission since December 31, 2024, since December 31, 2024 the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice in all material respects, and there has been no (i) acquisition or disposition of any material asset by the Company or any of its Subsidiaries, or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business or acquisitions or dispositions as disclosed in the Company’s filings with the Commission or (ii) material change in the Company’s accounting principles, practices or methods.

(i)           Intellectual Property.

(i)          The Company and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens, other than Permitted Liens, and non-exclusive licenses for off-the-shelf software that is commercially available to the public.

(ii)          None of the Company or any of its Subsidiaries has used any software or other materials that are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) (collectively, “Open Source Licenses”) in a manner that would cause any software or other materials owned by the Company or used in any Company products to have to be (A) distributed to third parties at no charge or a minimal charge, (B) licensed to third parties for the purpose of creating modifications or derivative works, or (C) subject to the terms of such Open Source License.

(iii)          Each employee and contractor of the Company and its Subsidiaries involved in development or creation of any material Intellectual Property has assigned any and all inventions and ideas of such Person in and to such Intellectual Property to the Company or such Subsidiary, except where failure to do so could not reasonably be expected to have a Material Adverse Effect, in each case individually or in the aggregate.

(iv)          No settlement or consents, covenants not to sue, non-assertion assurances, or releases have been entered into by the Company or any of its Subsidiaries or exist to which the Company or such Subsidiary is bound that adversely affect its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

(j)          Litigation. Except as set forth in or contemplated by the Company’s filings with the Commission since December 31, 2024, are no actions, suits, investigations, or proceedings pending or, to the Company’s Knowledge, threatened in writing by or against the Company or any of its Subsidiaries reasonably expected to result in the payment or award of damages of more than $500,000.

(k)          Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. The Company does not have any reason to believe that it or any Subsidiary will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business in all material respects.

(l)          Tax Returns and Payments; Pension Contributions. The Company and each of its Subsidiaries have timely filed all material tax returns and reports (or extensions thereof) required to be filed by them, and the Company and each of its Subsidiaries, have timely paid all foreign, federal, state, and local Taxes owed by the Company and such Subsidiaries in a cumulative amount greater than $100,000, in all jurisdictions in which the Company or any such Subsidiary is subject to Taxes, including the United States, unless such Taxes are being contested in accordance with the next sentence. The Company and each of its Subsidiaries may defer payment of any contested Taxes; provided, however, that the Company or such Subsidiary (a) in good faith contests its obligation to pay the Taxes by appropriate proceedings promptly and diligently instituted and conducted; and (b) maintains adequate reserves or other appropriate provisions on its books in accordance with GAAP. Neither the Company nor any of its Subsidiaries is aware of any claims or adjustments proposed by any Governmental Authority in writing for any of the Company’s or such Subsidiary’s, prior Tax years which could result in additional taxes in a cumulative amount greater than $100,000 becoming due and payable by the Company or its Subsidiaries. The Company and each of its Subsidiaries have paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with their terms, and neither the Company nor any of its Subsidiaries has, withdrawn from participation in, has permitted partial or complete termination of, or has permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of the Company or its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

(c)          Regulatory Compliance.

(i)          Neither the Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Except as set forth in Schedule 3.1(m) hereto, the Company and each of its Subsidiaries complies in all material respects with the Federal Fair Labor Standards Act. Neither the Company nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither the Company nor any of its Subsidiaries has violated any laws, order, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Effect. Neither the Company’s nor any of its Subsidiaries’ properties or assets has been used by the Company or such Subsidiary or, to the Company’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with material applicable laws. The Company and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(ii)          Neither the Company, nor any Subsidiary, nor, to the Knowledge of the Company, any director, officer, employee, agent, representative or Affiliate thereof, is an individual or entity that is, or is owned or controlled by, any individual or entity that is (A) the subject or target of any Sanctions, (B) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (C) located, organized or resident in a Designated Jurisdiction.

(iii)       The Company and its Subsidiaries have conducted their business in material compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, the Corruption of Foreign Public Officials Act (Canada), the Israeli Penal Law, Chapter 9, Part 5 and other similar anti-corruption legislation in such or other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(iv)        To the extent applicable, the Company and each Subsidiary is in compliance, in all material respects, with (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (B) the Act, (C) the Canadian AML Acts and (D) the Israeli Trading with the Enemy Ordinance and the Israeli PMLL and other similar legislation in such or other jurisdictions. Notwithstanding the foregoing, the representations in this Section 3.1(m) shall not be made by nor apply to any Person organized under the laws of Canada insofar as such representations would result in a violation of or conflict with the Foreign Extraterritorial Measures Act (Canada) or any similar law.

(m)         Listing Rules. Except for the Shareholder Approval, the Company is not required to obtain any consent or approval from its shareholders in connection with the consummation of the transactions contemplated by this Agreement or any of the Transaction Documents pursuant to the rules of any Trading Market on which any of the securities of the Company are listed or designated.

(n)         Compliance with Securities Laws. The Company is a reporting issuer in the United States, and is not in default under applicable U.S. federal securities laws, and is in compliance with its timely disclosure obligations under such laws and the requirements of each Trading Market on which the Common Stock is currently listed. No order, ruling or determination having the effect of suspending the sale or ceasing the trading of any securities of the Company has been issued or made by the Commission, any other securities commission, stock exchange or other regulatory authority and no proceedings for that purpose have been instituted or are pending or, to the Company's Knowledge, are contemplated by any such authority. The Company is in material compliance with all applicable requirements of each applicable Trading Market. None of the applicable U.S. securities regulatory authorities or similar regulatory authority, any applicable Trading Market or any other competent authority has issued any order to cease or suspend trading of any securities of the Company, and the Company has not taken any action that is reasonably likely to result in the delisting of any securities of the Company that are listed or designated on any Trading Market (it being understood and agreed that the Company’s movement of its securities from one Trading Market to another Trading Market shall not constitute a delisting for purposes of this Section 3.1(o)).

(o)          Exchange Act Compliance. All documents filed with the Commission by the Company under the Exchange Act are hereinafter referred to herein as the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(p)          No Integrated Offering. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(q)         No Broker’s Fees. Except as provided for the Company’s engagement letter with Canaccord Genuity LLC, dated April 6, 2023, as amended from time to time, none of the Company nor any of its Subsidiaries are party to any contract, agreement or understanding with any Person that would give rise to a valid claim against them or the Holders for a brokerage commission, finder’s fee or like payment in connection with the Transaction Documents and the transactions contemplated thereby.

(r)        No Registration. Assuming the accuracy of the Holders’ representations and warranties set forth in Section 3.2 and their compliance with their agreements contained in the Transaction Documents, no registration under the Securities Act is required for the offer and sale of the Securities to the Holders pursuant to the terms of this Agreement. Subject to limitations contained in the Certificate of Designations and the New Notes, the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(s)          Registration Rights. Other than as provided for in the Registration Rights Agreement and as disclosed in the Company’s filings with the Commission, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or its Subsidiaries.

(t)          No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered, and may offer, the Securities for sale only to the Holders and other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(u)          Disqualification Events. None of the Company, any Subsidiary, any of their respective predecessors, any director, executive officer, other officer of the Company or any Subsidiary participating in the offering contemplated hereby, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, any “promoter” (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any of the Subsidiaries in any capacity at the time of the Closing, any placement agent or dealer participating in the offering of the New Notes, any of such agents’ or dealer’s directors, executive officers, other officers participating in the offering of the New Notes (the “Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine (i) the identity of each person that is a Covered Person; and (ii) whether any Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e). The Company is not for any other reason disqualified from reliance upon Rule 506 of Regulation D under the Securities Act for purposes of the offer and sale of the Securities.

(v)         Acknowledgement Regarding Holders’ Purchase of Securities. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that none of the Holders are acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by any Holder or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Holder’s purchase of the Securities.

(w)          Acknowledgement Regarding Holders’ Trading Activity. It is understood and acknowledged by the Company that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Holder (including Section 4.3 of this Agreement, which shall control to the extent in conflict with this Section 3.1(x)), (i) following the public disclosure of the transactions contemplated by the Transaction Documents, in accordance with the terms thereof, none of the Holders has been asked by the Company or any of its Subsidiaries to agree, nor has any Holder agreed with the Company or any of its Subsidiaries, to refrain from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long or short) any securities of the Company, or “derivative” securities based on securities issued by the Company or to hold any of the Securities for any specified term; (ii) no Holder shall be deemed to have any affiliation with or control over any arm’s length counterparty in any “derivative” transaction; and (iv) each Holder may rely on the Company’s obligation to timely deliver Shares upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company, subject to the limitations set forth herein. The Company further understands and acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Holder, following the public disclosure of the transactions contemplated by the Transaction Documents one or more Holders may engage in hedging or trading activities (including, without limitation, the location or reservation of borrowable shares of Common Stock) at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value or number of the Underlying Shares deliverable with respect to the Securities are being determined and such hedging or trading activities (including, without limitation, the location or reservation of borrowable shares of Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging or trading activities are being conducted. The Company acknowledges that, except as otherwise specifically set forth in any written agreement between the Company and the applicable Holder, such aforementioned hedging or trading activities do not constitute a breach of this Agreement, the Securities or any other Transaction Document or any of the documents executed in connection herewith or therewith.

(x)          Security Interest in Collateral. Prior to any assignment by the Holders of the New Notes, the provisions of this Agreement and the other Transaction Documents (after giving effect to post-closing obligations) create legal, valid and enforceable Liens on, and security interests in, all of the right, title and interest of the Company and the Guarantors in and to all the Collateral owned by the Company or Guarantors, as applicable, in favor of the Collateral Agent, for the benefit of the Collateral Agent and the Holders, and upon (i) the making of the filings, recordings and other similar actions specified in the Security Documents, and (ii) the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Liens shall constitute perfected and continuing Liens on, and security interests in, the Collateral, securing the Secured Obligations (as defined in the Guaranty and Security Agreement), enforceable against the Company, the Guarantors and all third parties, and, except with respect to the MSPLP Facility (as defined in the New Notes), having priority over all other Liens on the Collateral.

(y)          Full Disclosure. No written representation, warranty or other statement of the Company or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to any Holder, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to any Holder, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognized that projections and forecasts provided by the Company in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

3.2.          Representations and Warranties of the Holders. Each Holder, for itself and for no other Holder, hereby represents and warrants to the Company as of the Closing Date (unless a different date is specified herein, in which case such representations and warranties shall be made as of such specified date) as follows:

(a)          Organization; Authority. Such Holder is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Holder of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Holder. Each Transaction Document to which it is a party has been duly executed by such Holder, and when delivered by such Holder in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Holder, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)        No Conflicts. The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such that are not material and do not otherwise affect the ability of such Holder to consummate the transactions contemplated hereby.

(c)          Own Account. Such Holder understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Holder’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). Such Holder is acquiring the Securities hereunder in the ordinary course of its business.

(d)         Holder Status. At the time such Holder was offered the Shares, it was, and as of the date hereof it is, and on each date on which it converts any Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(e)          Experience of Such Holder. Such Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Holder is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. Such Holder and its advisors, if any, have been furnished with all materials relating to the business, financial condition and results of operations of the Company, and materials relating to the offer and sale of the Securities, that have been requested by such Holder or its advisors, if any. Such Holder acknowledges and understands that its investment in the Securities involves a significant degree of risk.

(f)         General Solicitation. Such Holder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Holder’s knowledge, any other general solicitation or general advertisement.

(g)          Access to Information. Such Holder acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the Exchange Act Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h)       Short Sales and Confidentiality. Other than consummating the transactions contemplated hereunder, such Holder has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Holder, executed any Short Sale with respect to securities of the Company prior to the date hereof. Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement or to such Holder’s representatives (including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates), bound by a duty of confidentiality to such Holder and whom such Holder has taken reasonable actions to cause them to maintain such confidentiality, such Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(i)          No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)          No Legal, Tax or Investment Advice. Such Holder understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Holders in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1.        Transfer Restrictions.

(a)          The Preferred Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of a Holder under this Agreement and the Registration Rights Agreement.

(b)          The Holders agree to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Preferred Securities in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(c)          The Company acknowledges and agrees that a Holder may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Preferred Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Holder may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Holder’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Preferred Securities, including, if the Preferred Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Securityholders (as defined in the Registration Rights Agreement) thereunder.

(d)          Instruments, whether certificated or uncertificated, evidencing the Preferred Securities shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of- sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). Promptly after the Effective Date, the Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any Shares are converted at a time when there is an effective registration statement to cover the resale of the Preferred Securities, or if such Securities may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Preferred Securities may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Securities shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(d), it will, as soon as practicable and no later than five Trading Days following the delivery by a Holder to the Company or the Transfer Agent of a certificate or book entry (at the election of such Holder, provided that, absent instructions to the contrary, the default shall be book-entry) representing Securities, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Holder an unrestricted book entry representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1. Instruments, whether certificated or uncertificated, for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s prime broker with the Depository Trust Company System as directed by such Holder.

4.2.        [Reserved].

4.3.        Short Sales. Notwithstanding any provision of this Agreement to the contrary, each Holder hereby agrees that, without the prior written consent of the Company, such Holder will not, directly or indirectly (including by entering into agreement or understand with any other Person), execute any Short Sale with respect to securities of the Company from and after the date hereof.

4.4.        Furnishing of Information; Public Information. Until no Holder owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act. As long as any Holder owns the Shares, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to such Holder and make publicly available in accordance with Rule 144(c) such information as is required for such Holder to sell the Shares, including without limitation, under Rule 144. The Company further covenants that it will take such further action as such Holder may reasonably request, to the extent required from time to time to enable such Holder to sell such Shares without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.5.      Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.6.       Securities Laws Disclosure; Publicity. The Company shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) within the time required by the Exchange Act, file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Holders that it shall have publicly disclosed all material, non- public information delivered to any of the Holders by the Company, or any of its officers, directors, employees or agents. The Company and each Holder shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Holder, or without the prior consent of each Holder, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing Party shall promptly provide the other Party with prior notice of su ch public statement or communication. Notwithstanding the foregoing, the Company shall not, without the prior written consent o f the Holders, or to the extent consistent with past practice, use the name of a Holder or any of its Affiliates (or any other derivative name of a Holder or its Affiliates) in any press releases or other public disclosures (including in any filing with the Commission or any regulatory agency or Trading Market), offering documents, sales materials, brochures or similar publicity or promotional materials, or for promotional purposes, whether orally or in writing, except (i) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Holder with prior notice of such disclosure permitted under this clause (ii).

4.7.        Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Holder is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Holder could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Holders.

4.8.          Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.6, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Holder or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non- public information, unless prior thereto such Holder shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company. To the extent that the Company delivers any material, non-public information to a Holder without such Holder’s consent, the Company hereby covenants and agrees that such Holder shall not have any duty of confidentiality to Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, and of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Holder shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non- public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8 -K. The Company understands and confirms that each Holder shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9.          Indemnification of Holders. Subject to the provisions of this Section 4.9, the Company will defend, indemnify and hold each Holder and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Holder Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Holder Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Holder Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Holder Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Holder Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Holder Parties may have with any such shareholder or any violations by such Holder Parties of state or federal securities laws or any conduct by such Holder Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Holder Party in respect of which indemnity may be sought pursuant to this Agreement, such Holder Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Holder Party. Any Holder Party sha l have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Holder Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Holder Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Holder Party under this Agreement (A) for any settlement by a Holder Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (B) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to (I) any Holder Party’s breach of any of the representations, warranties, covenants or agreements made by such Holder Party in this Agreement or in the other Transaction Documents, or (II) any conduct by such Holder Party which constitutes gross negligence or willful misconduct. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Holder Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10.          Reservation and Listing of Securities. The Company shall maintain and keep available at all times, free of preemptive rights, a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

4.11.          Listing of Common Stock. The Company hereby agrees to use reasonable best efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the applicable Underlying Shares on such Trading Market and promptly secure the listing of all of such Underlying Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Underlying Shares, and will take such other action as is necessary to cause all of the Underlying Shares to be listed or quoted on such other Trading Market as promptly as possible. The Company will then take all reasonable best efforts necessary to continue the listing or quotation and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.12.          Conversion Procedures. The form of notice of conversion included in the Certificate of Designations (the “Notice of Conversion”) sets forth the totality of the procedures required of the Holders in order to convert the Shares. Without limiting the preceding sentences, no ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Shares, unless required by the Transfer Agent. No additional legal opinion, other information or instructions shall be required of the Holders to convert their Shares. The Company shall honor conversions of the Shares and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents. Notwithstanding the foregoing, the Parties acknowledge and agree that conversion of the Shares shall be subject to any limitations on convertibility as set forth in the Certificate of Designations.

4.13.          Certain Transactions and Confidentiality. Each Holder, severally and not jointly with the other Holders, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6. Each Holder, severally and not jointly with the other Holders, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Holder will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Holder makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Holder shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Holder shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company after the issuance of the initial press release as described in Section 4.6. Notwithstanding the foregoing, in the case of a Holder that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Holder’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Holder’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.

4.14.          Form D; Blue Sky Filings. If required under Regulation D under the Securities Act, the Company agrees to timely file a Form D with respect to the Securities and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Holders at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

4.15.          Shareholder Approval. No later than June 30, 2025, or such later date as agreed in writing by the Parties, the Company will hold a special meeting of shareholders (the “Shareholder Meeting”), the proxy materials for which shall include, in a form reasonably acceptable to the Holders, a proposal soliciting the affirmative vote of the Company’s shareholders in favor of resolutions (“Shareholder Resolutions”) to approve the issuance of any and all Capped Shares (the “Shareholder Approval”). The Board of Directors shall recommend that the Company’s shareholders vote in favor of the Shareholder Resolutions at the Shareholder Meeting and the Company shall use commercially reasonable efforts to obtain the Shareholder Approval.

4.16.      Intended Tax Treatment.

(a)          The Parties intend that, for U.S. federal (and applicable state and local) income tax purposes, (i) the New Notes not be treated as a “significant modification” of the Existing Notes within the meaning of Treasury Regulations Section 1.1001-3(e), (ii) the exchange of the Shares for a portion of the Existing Notes be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code, and (iii) the Company be treated as not recognizing any income from discharge of indebtedness as a result of the Exchange pursuant to Sections 61(a)(11), 108(e)(8), and 108(e)(10) of the Code, or otherwise (the “Intended Tax Treatment”).

(b)          Each Party shall, and shall cause its Affiliates to, unless otherwise required by a final “determination” (within the meaning of Section 1313(a) of the Code (or any analogous or similar provision under applicable state or local income tax law)), (i) prepare and file all applicable tax returns in a manner consistent with the Intended Tax Treatment, and (ii) take no position in any applicable tax return, tax proceeding, or otherwise for applicable tax purposes that is inconsistent with the Intended Tax Treatment.

ARTICLE V.
MISCELLANEOUS

5.1.        Termination. This Agreement shall terminate upon the earlier to occur of (a) the mutual written agreement of the Parties to terminate this Agreement and (b) the date following the Closing upon which no Holder holds any Shares or New Notes (the date of such termination, the “Termination Date”); provided, however, that the termination of this Agreement will not affect the right of any Party to sue for any breach by any other Party or Parties to the extent such breach occurred prior to the Termination Date.

5.2.       Fees and Expenses. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any Notice of Conversion delivered by a Holder), stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Holders. The Company shall pay (a) all reasonable and documented out-of-pocket expenses incurred by the Holders (including the fees, charges and disbursements of one counsel in the aggregate for all Holders and one local counsel if needed), in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Transaction Documents and (ii) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or the administration of this Agreement and the other Transaction Documents and (b) all reasonable and documented out-of-pocket expenses incurred by the Holders (including the fees, charges and disbursements of one counsel in the aggregate for all Holders other than local counsel), in connection with the enforcement or protection of their rights (i) in connection with this Agreement and the other Transaction Documents, including their rights under this Section 5.2 or (ii) in connection with the New Notes, including all such out-of-pocket expenses incurred during any arbitration, dispute resolution, workout, restructuring or negotiations in respect of such New Notes.

5.3.       Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersede a l prior agreements and understandings, oral or written, with respect to such matters, which the Parties acknowledge have been merged into such documents, exhibits and schedules.

5.4.       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of : (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the Party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5.      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holders holding a majority of the Shares then outstanding and the Holders holding a majority of the New Notes then outstanding, or in the case of a waiver, by the Party against whom enforcement of any such waived provision is sought; provided, however, that if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any Party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder. Any amendment effected in accordance with this Section 5.5 shall be binding upon each Holder and holder of Securities and the Company.

5.6.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder (other than by merger). Any Holder may assign any or all of its rights under this Agreement to any Person to whom such Holder assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Holders.”

5.7.       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.8.        Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each Party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Proceeding is improper or is an inconvenient venue for such Proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any Party hereto shall commence a Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing Party in such Proceeding shall be reimbursed by the non-prevailing Party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

5.9.        Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.10.      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to each other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11.     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the Parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12.      Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Holder exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Shares, the applicable Holder shall be required to return any Underlying Shares subject to any such rescinded Notice of Conversion concurrently therewith.

5.13.    Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14.      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Holders and the Company will be entitled to specific performance under the Transaction Documents. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15.     Payment Set Aside. To the extent that the Company makes a payment or payments to any Holder pursuant to any Transaction Document or a Holder enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16.     Independent Nature of Holders’ Obligations and Rights. The obligations of each Holder under any Transaction Document are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance or non-performance of the obligations of any other Holder under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Holder pursuant hereof or thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose. Each Holder has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents. The Company has elected to provide a l Holders with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Holders. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

5.17.      Stock Splits, Etc. Each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to equitable adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date hereof.

5.18.     Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19.    Construction. The Parties agree that each of them or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. As used in this Agreement, the words “including” or “includes” shall be deemed followed by “without limitation,” the word “or” shall be deemed to mean “and / or,” and “$” shall refer to United States dollars.

5.20.     WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

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IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VENUS CONCEPT INC.		Address for Notice:

Venus Concept Inc.
235 Yorkland Blvd., Suite 900
By:	/s/ Rajvi De Silva	Toronto, Ontario, Canada M2J 4Y8
Name: Rajiv De Silva		Attn: Chief Legal Officer & Head of Strategy & Operations
Title: Chief Executive Officer		Email:

With a copy to (which shall not constitute notice):

Dorsey & Whitney LLP TD Bank Tower
66 Wellington Street West, Suite 3400 Toronto, ON M5K 1E6
Attn: Richard Raymer
Email:

[Exchange Agreement]

IN WITNESS WHEREOF, the Parties have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MADRYN HEALTH PARTNERS, LP		Address for Notice:

By: Madryn Health Advisors, LP, its General Partner		Madryn Asset Management, LP 330
By: Madryn Health Advisors GP, LLC, its General Partner		Madison Avenue, 33rd Floor New York, NY 10017
Attn: Avinash Amin
By:	/s/ Avinash Amin	Email:
Name: Avinash Amin
Title: Member		With a copy to (which shall not constitute notice):

Moore & Van Allen PLLC
100 North Tyron Street, Suite 4700 Charlotte, NC 28202
Attn: Tripp Monroe
Email:

MADRYN HEALTH PARTNERS (CAYMAN MASTER), LP		Address for Notice:

By: Madryn Health Advisors, LP, its General Partner		Madryn Asset Management, LP 330
By: Madryn Health Advisors GP, LLC, its General Partner		Madison Avenue, 33rd Floor New York, NY 10017
Attn: Avinash Amin
By:	/s/ Avinash Amin	Email:
Name: Avinash Amin
Title: Member		With a copy to (which shall not constitute notice):

Moore & Van Allen PLLC
100 North Tyron Street, Suite 4700 Charlotte, NC 28202
Attn: Tripp Monroe
Email: